                                                            EXHIBIT NO. (C)(6)

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of February 10, 1998 (the "Effective Date"), is by and between Dolphin, Inc., a Delaware corporation ("Newco"), Sprint Corporation, a Kansas corporation ("Sprint") and Sprint Communications Company L.P., a Delaware limited partnership ("Sprint L.P.").

     WHEREAS, the respective Boards of Directors of Sprint, the general partner of Sprint L.P. and Newco have determined to enter into a strategic relationship in the area of Internet access and related services and Sprint and Sprint L.P. will make investments in EarthLink Network, Inc., a Delaware corporation (the "Company"), and Newco in connection with the Merger (as defined below) of Dolphin Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Newco ("Newco Sub"), and the Company in order to enhance the capabilities for growth and financial and strategic success;

     WHEREAS, Sprint, Sprint L.P., Newco, the Company, and Newco Sub have entered into an Investment Agreement as of the date hereof (the "Investment Agreement") contemplating that strategic alliance and addressing the terms and conditions of such investment and related transactions;

     WHEREAS, Sprint proposes to make a tender offer (as it may be amended from time to time as permitted under the Investment Agreement, with the Company's consent if required thereby, the "Offer") to purchase 1,250,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), for an aggregate cash consideration of $56,250,000 and at a price per share of Common Stock of $45 net to each seller in cash (such price, as may hereafter be changed, the "Offer Price"), upon the terms and subject to the conditions set forth in the Investment Agreement; and the Board of Directors of the Company has approved the Offer and the other transactions contemplated by the Investment Agreement and is recommending that the Company's stockholders who wish to receive cash for their shares of the Common Stock accept the Offer;

     WHEREAS, immediately following the closing of the Offer, Sprint L.P. proposes to purchase 4,102,941 shares of Series A Convertible Preferred Stock, par value $.01 per share of Newco (the "Convertible Preferred Stock") in exchange for (i) an aggregate cash consideration of $23,750,000, (ii) the assignment to Newco of 100% of the Sprint Internet Passport Subscribers, and
(iii) entering into a network agreement whereby Newco and the Company will utilize Sprint's long-distance network under specified terms and conditions;

     WHEREAS, Sprint, Sprint L.P., the Company and Newco will enter into a marketing and distribution agreement whereby Newco and the Company will utilize the Sprint brand under specified terms and conditions and will, inter alia, have
                                                                ----- ----
the right to use Sprint L.P. distribution channels under specified terms and conditions and agrees to sell certain Sprint L.P. products;

     WHEREAS, Sprint shall provide Newco and the Company, as co-borrowers, with up to $25 million of Convertible Senior Debt financing on or after the Closing, with such amount to
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increase to up to $100 million over time (the "Convertible Debt Financing"), such indebtedness to be evidenced by one or more Convertible Senior Promissory Note(s) (the "Convertible Notes");

     WHEREAS, the closing of the acqisition of the Convertible Preferred Stock and the other transactions referred to above other than the Offer shall take place concurrently with the merger of Newco Sub into the Company (the "Merger") and the conversion of each share of Common Stock into one share of Newco common stock, par value $.01 per share (the "Newco Common Stock") pursuant to the Merger, in each case upon the terms and subject to the conditions set forth in the Investment Agreement and/or the Ancillary Agreements;

     WHEREAS, Sprint and Sprint L.P. may desire, from time to time, to sell to the public shares of Common Stock acquired in the Offer or pursuant to the Merger or which may be acquired upon exercise of the conversion rights associated with the Convertible Preferred Stock and the Convertible Notes or pursuant to the exercise of its rights under the Governance Agreement (individually a "Convertible Security" and collectively the "Convertible Securities");

     WHEREAS, Newco, Sprint and Sprint L.P. therefore deem it to be in their respective best interests to set forth the rights of Sprint in connection with public offerings and sales of Registrable Securities (as defined below and hereinafter all references to Sprint shall refer collectively to Sprint and Sprint L.P. inasmuch as Sprint shall cause all decisions by Sprint to bind both of them);

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and in the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:


                                  ARTICLE 1.

                         DEFINITIONS AND CONSTRUCTION

     Section 1.1    Certain Definitions.  As used in this Agreement, the
                    -------------------
following terms shall have the meanings specified below:

     "Affiliate" of a Person means any Person that, directly or indirectly,
      ---------
controls, is controlled by, or under common control with such Person.

     "Ancillary Agreement" shall have the meaning ascribed to that term in the
      -------------------
Investment Agreement, and shall also include for purposes of this Agreement, the Investment Agreement.

     "Closing" shall have the meaning ascribed to that term in the Investment
      -------
Agreement.

     "Closing Date" shall have the meaning ascribed to that term in the
      ------------
Investment Agreement.

     "Closing Price" per share of Registrable Securities on any date shall mean
      -------------
the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Registrable Securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Registrable Securities are listed or admitted to trading or, if the Registrable Securities are not listed or admitted to trading on any national securities exchange, if such shares of Registrable Securities are not listed or admitted to trading on such exchange, as reported on the Nasdaq National Market, or if not quoted on the Nasdaq National Market, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Registrable Securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Registrable Securities selected by the Board of Directors. If the Registrable Securities are not publicly held or so listed or publicly traded, "Closing Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of Newco.

     "Common Stock" shall mean (i) Common Stock as defined in the third Recital
      ------------
to this Agreement with respect to the time period prior to the Merger, (ii) Newco Common Stock as defined in the sixth Recital to this Agreement with respect to the time period after the Merger, and (iii) any other class of common equity of Newco into which the shares defined in (i) and (ii) may hereafter have been changed or reclassified.

     "Effective Date" shall have the meaning ascribed to that term in the
      --------------
introductory paragraph of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated thereunder as in effect at the time.

     "Governance Agreement" means the Governance Agreement, dated as of the
      --------------------
Effective Date, by and between Sprint, Sprint L.P., Newco and the Company.

     "Holder" means Sprint, so long as it holds any Registrable Securities, and
      ------
any Person owning Registrable Securities who is a permitted transferee or assignee of rights under Article 10 of this Agreement.

     "Party" means any Person that is a signatory to this Agreement.
      -----

     "Person" means any natural person, corporation, partnership, limited
      ------
liability company, trust, unincorporated organization or other entity.

     "Register" the terms "register," "registered," and "registration" refer to
      --------
a registration effected by the preparation and filing of a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

     "Registrable Securities" means at any time: (i) the Registration Common
      ----------------------
Shares then owned or held by the Holders, and (ii) the Registration Common Shares then issuable upon conversion of any and all Convertible Securities then owned or held by the Holders, and, in each case, all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend, stock split or other distribution including as a result of any merger, consolidation or other reorganization involving Newco with respect to, in exchange for, or in replacement of such Registration Common Shares then owned or held by such Holder or Holders or Registration Common Shares then issuable upon conversion of any and all Convertible Securities then owned or held by the Holders, as the case may be, including as a result of any merger, consolidation or other reorganization involving Newco. The term "Registrable Securities" excludes, however, any security (i) the sale of which has been effectively registered under the Securities Act and which has been disposed of in accordance with a Registration Statement, (ii) that has been sold by a Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(l) thereof (including transactions pursuant to Rules 144 and 144A) such that the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act, (iii) that has been sold by a Holder in a transaction in which such Holder's rights under this Agreement are not, or cannot be, assigned, or (iv) for which the registration rights provided under this Agreement have expired pursuant to Article 13 of this Agreement.

     "Registration Common Shares" shall mean all shares of Common Stock owned or
      --------------------------
acquired by Sprint, Sprint L.P. or by any permitted assignee or transferee as of the date hereof or any time subsequent thereto, including Common Stock acquired in the Tender Offer, by exercise of any top up or other rights to purchase Common Stock under the Governance Agreement, or otherwise.

     "Registration Expenses" means: (i) registration, qualification and filing
      ---------------------
fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registration of any Registrable Securities being registered under the Securities Act or any applicable state securities or blue sky laws); (iii) printing expenses; (iv) fees and disbursements of counsel for Newco and customary fees and expenses for independent certified public accountants retained by Newco (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters); and (v) fees and expenses of listing any Registrable Securities on any securities exchange or automated quotation system on which the Common Stock is then listed or quoted, but in all events excluding the compensation of regular employees of Newco and excluding underwriter's fees, discounts and commissions.

     "Registration Statement" means any registration statement or similar
      ----------------------
document under the Securities Act or any successor thereto that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus or preliminary prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits to such Registration Statement and all material incorporated by reference in such Registration Statement.

     "Rule 144" means Rule 144 promulgated under the Securities Act or any
      --------
successor rule thereto.

     "Rule 144A" mean Rule 144A promulgated under the Securities Act or any
      ---------
successor rule thereto.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations promulgated thereunder as in effect at the time.

     Section 1.2.   Construction.  The definitions in Section 1.1 shall apply
                    ------------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation." All references to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context otherwise requires. The headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context otherwise requires or provides, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).


                                  ARTICLE 2.

                              DEMAND REGISTRATION

     Section 2.1 If Newco shall receive a written request from Sprint, or if Sprint is not a Holder at such time, from Holders who in the aggregate hold a majority of the Registrable Securities (in either case, collectively, the "Initiating Holders") that Newco file a Registration Statement under the Securities Act covering the registration of any or all of such Holder's Registrable Securities, then Newco shall (i) within 10 days of the receipt thereof, give written notice of such request to all Holders of outstanding Registrable Securities known to Newco and to any additional addressees provided to Newco by any transferee of any Holder, and (ii) subject to the limitations contained in this Article 2, as soon as practicable and in any event within 45 days of the receipt of such request, file the Registration Statement to effect registration under the Securities Act covering all Registrable Securities for which Newco receives a request from the Holders and transferees thereof within 30 days of the delivery of the notice by Newco as required in clause (i) above. Newco, however, shall not be required to file a Registration Statement pursuant to this Article 2 unless the aggregate number of Registrable Securities requested to be registered is greater than 750,000 (as adjusted to reflect stock splits, reverse stock splits, stock dividends and similar actions).

     Section 2.2 If an Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise Newco as a part of its request made pursuant to Section 2.1 and Newco shall include such information in the written notice to the Holders referred to in Section 2.1. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell Registrable Securities through such underwriting (together with Newco as provided in Section 4.1(ix) of this Agreement and any other holder of shares of Common Stock permitted to participate in such registration pursuant to this Section 2.2) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holder(s) (provided the same are underwriters of recognized national standing, and provided that such selection is subject to the approval of Newco, which shall not be unreasonably withheld) upon the terms and conditions agreed upon among Newco, the Initiating Holder(s) and such underwriter(s). Notwithstanding any other provision of this Article 2, if the underwriter(s) advise the Initiating Holder(s) and Newco in writing that marketing or other factors require a limitation of the number of Registrable Securities to be underwritten, then Newco shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holder(s), in proportion (as nearly as practicable) to the number of Registrable Securities which each Holder requested to be included in such registration; provided, that there shall be no reduction in the number of shares included in the registration by Sprint or its successor until all shares of Holders other than Sprint or its successor have been excluded from such registration. If the number of Registrable Securities to be underwritten has not been so limited, Newco may include shares of Common Stock for its own account (or for the account of other shareholders) in such registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional shares will not adversely affect the offering and successful marketing of the Registrable Securities included in such registration and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

     Section 2.3 Newco shall not be obligated to effect a total of more than four (4) registrations and shall not be obligated to cause any registration pursuant to this Article 2 to be declared effective unless at least nine months have elapsed since the prior Registration Statement filed pursuant to Article II ceased to be effective.


                                  ARTICLE 3.

                            INCIDENTAL REGISTRATION

    If at any time (but without any obligation to do so) Newco proposes to register (including a registration effected by Newco for shareholders other than the Holders) any shares of Common Stock under the Securities Act in connection with the public offering of such shares solely for cash on any form of Registration Statement in which the inclusion of Registrable Securities is appropriate (other than a registration (i) relating solely to the sale of securities to participants in a Company stock or stock option plan, (ii) pursuant to a Registration Statement on Form S-4 or Form S-8 (or any successor forms) or any form that does not include substantially the same information, other than information relating to the selling shareholders or their plan of distribution, as would be required to be included in a Registration Statement covering the sale of Registrable Securities, (iii) in connection with any dividend reinvestment or similar plan, or (iv) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar business combinations transaction), Newco shall promptly give each Holder written notice of such registration at least 10 days before the anticipated filing date of any such Registration Statement. Such notice shall describe fully the proposed method of distribution of the securities being registered. If the registration of which Newco gives notice is for a registered public offering involving an underwriting, Newco shall so advise each of the Holders as a part of the written notice given pursuant to this Article. Upon the written request of any Holder given within 10 days after the delivery of such notice by Newco, Newco shall cause to be registered under the Securities Act all of the Registrable Securities that such Holder has so requested to be registered. Newco may decline to file a Registration Statement after giving notice to the Holders, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that Newco shall promptly notify each Holder of Registrable Securities in writing of any such action and provided further that Newco shall bear all out-of-pocket expenses incurred by each Holder or otherwise in connection with such declined or withdrawn Registration Statement. Further, any such declining or withdrawal shall be without prejudice to the rights (if any) of the Holders immediately to request that such registration be effected as a registration under Article 2. The right of any Holder to have Registrable Securities included in such Registration Statement shall be conditioned upon participation in any underwriting to the extent provided herein. Newco shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof agree to enter into an underwriting agreement in customary form, and upon terms and conditions agreed upon among such Holders, Newco and the underwriter(s), with the underwriter(s) selected by Newco. In the event that the underwriter(s) shall advise Newco that marketing or other factors require a limitation of the number of shares to be underwritten, then Newco shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto. The underwriter(s) may exclude some or all of the Registrable Securities from such underwriting and the number of Registrable Securities, if any, that may be included in the underwriting shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the number of Registrable Securities which each Holder requested be included in such registration. Nothing in this Article 3 is intended to diminish the number of shares to be sold by Newco in such underwriting. Newco and the underwriter(s) selected by Newco shall make all determinations with respect to the timing, pricing and other matters related to the offering, provided that no Holder shall be obligated to sell any Registrable Securities in such offering and may be withdrawn at any time for any reason, including a disagreement with respect to the timing, pricing and other matters related to the offering.

                                  ARTICLE 4.

                            REGISTRATION PROCEDURE

     Section 4.1 Whenever required under this Agreement to effect the registration of any Registrable Securities, Newco shall, as expeditiously as reasonably practicable:

          (i) Prepare and file with the SEC as soon as practicable a new Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable, and keep such Registration Statement continuously effective for up to 120 days; provided, however, that no Registration Statement need remain in effect after all Registrable Securities covered thereby have been sold and the confirmation of sale and prospectus delivery requirements of the Securities Act and applicable state securities or blue sky laws have been effected.

          (ii) Furnish to each Holder and to any underwriter, before filing with the SEC, copies of any Registration Statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such Registration Statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any such underwriter for a period of at least two business days. Newco shall not file any such Registration Statement or such prospectus or any amendment or supplement to such Registration Statement or prospectus to which any Holder or any such underwriter shall reasonably object within two business days after the receipt thereof. A Holder or such underwriters, if any, may only object to such filing if the Registration Statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

          (iii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

          (iv) Furnish to the Holders of Registrable Securities to be registered and to any underwriter, without charge, such number of copies of a prospectus, including each preliminary prospectus, summary prospectus or term sheet, and any amendment or supplement thereto as they may, from time to time, reasonably request and a reasonable number of copies of the then-effective Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

          (v) To the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the SEC, provide copies of such document to the Holders of Registrable Securities covered thereby and any underwriter and make representatives of Newco available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as any Holder or any such underwriter may reasonably request.

          (vi) Use its reasonable best efforts (x) to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, (y) to keep such registration or qualification in effect for so long as the applicable Registration Statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holders; provided, however, that Newco shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to so qualify to do business or consent to service of process or subject itself to taxation in any such jurisdiction.

          (vii) Use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to Newco and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities.

          (viii) Cooperate with the Holders of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

          (ix) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, with such terms and conditions as Newco, the Holders and the underwriter(s) may reasonably agree, including customary indemnification and contribution obligations of the type contemplated by Article 8 hereof. Newco agrees to cause the participation by senior management of Newco in such meetings with and presentations (including the provision of all customary information in connection therewith) to investors, analysts, investment banking firms and other institutions as are usual and customary in connection with the public offering of registered securities by companies similar to Newco. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, that no Holder shall be required to make any representation concerning information in a Registration Statement that is more broad than the information for which such Holder has agreed to provide indemnity under Section 8.2.

          (x) Promptly notify each Holder of Registrable Securities covered by a Registration Statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of proceedings for that purpose,
     (C) of any request by the SEC for (1) amendments to such Registration Statement or any document incorporated or deemed to be incorporated by reference in any such Registration Statement, (2) supplements to the prospectus forming a part of such Registration Statement or (3) additional information, or (D) of the receipt by Newco of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare, file with the SEC and other required agency, and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary or take other action so that, as applicable, (a) as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) such stop order is lifted at the earliest possible time, or the proceedings that might otherwise lead to a stop order are terminated at the earliest practicable time, (c) such request by the SEC is satisfied, or
     (d) such suspension is lifted at the earliest possible time.

          (xi) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

          (xii) If requested by any Initiating Holder, or any underwriter, promptly incorporate in such Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Initiating Holder and any underwriter may reasonably request to have included therein, including information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after Newco is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

          (xiii) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning after the effective date of such Registration Statement, which earnings statement shall satisfy the provision of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

          (xiv) Provide promptly to the Holders upon request any document filed by Newco with the SEC pursuant to the requirements of Section 13 and
     Section 15 of the Exchange Act.

          (xv) Cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which shares of the Common Stock is then listed. If any of such shares are not so listed, Newco shall cause such shares to be listed on the securities exchange or automated quotation system as may be reasonably requested by the Holders of a majority of the Registrable Securities being registered.

          (xvi) Furnish to the Holders, at the request of any Holder requesting registration pursuant to this Agreement, (A) an opinion of counsel representing Newco for the purposes of such registration addressed to such Holder and dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the Registration Statement if such registration is not an underwritten offering, and (B) if such accountant will render such letter to such Holders, a "comfort" letter from independent certified public accountants of Newco who have certified Newco's financial statements included in such registration with respect to events included in and subsequent to the date of such financial statements, in each case to be dated such date and to be in form and substance as is customarily given by counsel or independent certified public accountants, as the case may be, to underwriters in an underwritten public offering, addressed to the underwriters.

          (xvii) Permit a representative of any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holder or underwriter, to participate, at each Person's own expense, in the preparation of the Registration Statement, and cause Newco's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, however, that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to Newco, prior to the release or disclosure of any such information.

          (xviii) Promptly notify the Holders and any underwriter when any Registration Statement filed pursuant to this Agreement is declared effective.

Notwithstanding the foregoing, Newco may delay, suspend or withdraw any registration or qualification of Registrable Securities required pursuant to this Agreement for a period not exceeding

120 days if Newco shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of any securities of Newco or any other contemplated material corporate event (including requiring the premature disclosure of such event); provided that (i) there shall be no more than three such discontinuances during any two-year period, and (ii) if Newco imposes such a suspension or a postponement pursuant to this Article 4 following the printing and distribution of a preliminary prospectus in any underwritten public offering of Registrable Securities (except such suspension, not to exceed fifteen days, which results from an event that is not within the reasonable control of Newco), then Newco shall reimburse the Holder for such printing expenses and all other Registration Expenses incurred in connection therewith by the Holder.


                                  ARTICLE 5.

                  HOLDER'S OBLIGATION TO FURNISH INFORMATION

     It shall be a condition precedent to the obligations of Newco to take any action pursuant to this Agreement with respect to any Registrable Securities that the Holder of such securities furnish to Newco such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     Each Holder agrees that, upon receipt of any notice from Newco, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current prospectus until (i) such Holder is advised in writing by Newco that a new Registration Statement covering the reoffer of Registrable Securities has become effective under the Securities Act, (ii) such Holder receives copies of a supplemented or amended prospectus contemplated by Article 4 which addresses any additional information, including material nonpublic information, required to be disclosed therein, or until such Holder is advised in writing by Newco that the use of the prospectus may be resumed, or (iii) a period of 75 days has elapsed, whichever is sooner. Newco shall use its reasonable best efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this paragraph.

                                  ARTICLE 6.

                             REGISTRATION EXPENSES

     In the case of any demand registration pursuant to Article 2, Newco shall pay all Registration Expenses. In the case of any incidental registration pursuant to Article 3, the requesting Holders shall bear the pro rata share of underwriter's fees, discounts and commissions incurred in such registration and any incremental Registration Expenses, in each case, including (i) incremental registration and qualification fees and expenses, and (ii) any incremental costs and disbursements (including legal fees and expenses) that result from the inclusion of the Registrable Securities included in such registration, with such incremental expenses being borne by the requesting Holders on a pro rata basis. Notwithstanding the foregoing, if, as a result of the withdrawal of a request for registration pursuant to Article 2 by any of the Holders, as applicable, the Registration Statement does not become effective, the Holders and the other stockholders requesting registration may elect to bear the Registration Expenses (pro rata on the basis of the number of their shares included in the registration request, or on such other basis as such Holders and other stockholders may agree), in which case such registration shall not be counted as a registration requested under Section 2.3.


                                  ARTICLE 7.

                         EFFECTIVENESS OF REGISTRATION

     A registration requested pursuant to Article 2 will not be deemed to have been effected if (i) the Registration Statement has not been kept effective for the period required under Section 4.1(i) of this Agreement, (ii) the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (iii) the conditions to the closing of any such registration that is underwritten are not satisfied, unless such conditions have not been satisfied by the Holders participating in the underwriting, or (iv) Newco has not complied with the terms of this Agreement, including Article 4.


                                  ARTICLE 8.

                       INDEMNIFICATION AND CONTRIBUTION

     Section 8.1 In the event any Registrable Securities are included in a Registration Statement pursuant to this Agreement, Newco will indemnify and hold harmless each Holder, each Person, if any, who "controls" such Holder (within the meaning of the Securities Act or the Exchange Act) and their respective directors, officers, employees and agents against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof to which such Holder or other Person entitled to indemnification hereunder may become subject under the Securities Act, the Exchange Act, state securities or blue sky law, common law or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any such registration, qualification or compliance, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Newco of the Securities Act, the Exchange Act, state securities or blue sky law, common law or otherwise and relating to action or inaction required of Newco in connection with any such registration, qualification or compliance, and Newco will reimburse each such Holder or other Person entitled to indemnification hereunder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Newco will not be so liable to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, in reliance upon, and in conformity with, written information furnished to Newco by the Holder specifically for use therein.
Newco will also indemnify underwriters and dealer managers participating in the distribution, each Person who "controls" such Persons (within the meaning of the Securities Act or the Exchange Act), and their respective officers, directors, employees and agents to the same extent as provided above with respect to the indemnification of the Holders, if so requested, except (i) with respect to information furnished in writing specifically for use in any prospectus or Registration Statement by any selling Holders or any such underwriters, or (ii) to the extent that any such loss, claim, damage, liability or action is solely attributable to such underwriter's failure to deliver a final prospectus (or amendment or supplement thereto) that corrects a material misstatement or omission contained in the preliminary prospectus (or final prospectus).

     Section 8.2 With respect to written information furnished to Newco by a Holder specifically for use in a Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, such Holder will severally indemnify and hold harmless Newco and its directors, officers, employees, agents and each Person, if any, who "controls" Newco (within the meaning of the Securities Act or the Exchange Act) and any other Holder against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which Newco or such other Person entitled to indemnification hereunder may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and such Holder will reimburse Newco and such other Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that the same arises out of, or is based upon, an untrue statement or alleged untrue statement of material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, such written information; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of Registrable Securities sold as contemplated herein. Newco shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement. The Holder will also indemnify underwriters and dealer managers participating in the distribution and each Person who "controls" such Persons (within the meaning of the Securities Act or the Exchange Act), their officers, directors, employees and agents to the same extent as provided herein with respect to the indemnification of Newco, if so requested.

     Section 8.3 Promptly after receipt by an indemnified Party of notice of any claim or the commencement of any action, the indemnified Party will, if a claim in respect thereof is to be made against the indemnifying Party, notify the indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying Party will not relieve it from any liability that it may have to the indemnified Party except to the extent it was actually damaged or suffered any loss or incurred any additional expense as a result thereof. If any such claim or action is brought against an indemnified Party, and it notifies the indemnifying Party thereof, the indemnifying Party will be entitled to assume the defense thereof with counsel selected by the indemnifying Party and reasonably satisfactory to the indemnified Party. After notice from the indemnifying Party to the indemnified Party of its election to assume the defense of such claim or action, (i) the indemnifying Party will not be liable to the indemnified Party for any legal or other expense subsequently incurred by the indemnified Party in connection with the defense thereof, (ii) the indemnifying Party will not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying Party or the indemnified Party waived any rights to indemnification hereunder in writing, in which case the indemnified Party may effect a settlement without such consent, and (iii) the indemnified Party will be obligated to cooperate with the indemnifying Party in the investigation of such claim or action; provided, however, that the indemnified Party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such indemnified Party against Newco may employ its own counsel if such indemnified Party has been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such indemnified Party to be represented by separate counsel due to the presence of actual or potential conflicts of interest, and in that event the fees and expenses of such separate counsel will also be paid by Newco; provided that Newco shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time for all such indemnified parties. An indemnifying Party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified Party reasonably acceptable to such indemnified Party from all liability arising out of such claim, action, suit or proceeding and unless the indemnifying Party shall confirm in a written agreement reasonably acceptable to such indemnified Party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified Party to indemnification or contribution as provided in this Agreement.

     Section 8.4 If for any reason the indemnification provided for in Sections 8.1 or 8.2 is unavailable to an indemnified Party or is insufficient to hold such indemnified Party harmless as contemplated therein, then the indemnifying Party shall contribute to the amount paid or payable by the indemnified Party as a result of such loss, claim , damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying Party and the indemnified Party, but also the relative fault of the indemnifying Party and the indemnified Party, as well as any other relevant equitable considerations. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of Registrable Securities sold as contemplated herein. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     Section 8.5 The obligations under this Article 8 shall survive the completion of any offering of Registrable Securities in a Registration Statement pursuant to this Agreement, and otherwise.

     Section 8.6 Notwithstanding the foregoing provisions of this Article 8, to the extent that the provisions regarding indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling, provided that each Holder, each Person, if any, who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and their respective directors, officers, employees and agents receive protection at least as extensively and are subject to obligations that are no more extensive, than those set forth in this Article 8.


                                  ARTICLE 9.

                          REPORTS UNDER EXCHANGE ACT

     With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Newco to the public without registration, Newco agrees that so long as Newco is subject to the reporting requirements of the Exchange Act, to:

          (1) Make and keep public information available, as those terms are understood and defined in Rule 144;

          (2) File with the SEC in a timely manner all reports and other documents required of Newco under the Securities Act and the Exchange Act; and

          (3) Furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (a) a written statement by Newco as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (b) a copy of the most recent annual or quarterly report of Newco and such other reports and documents so filed by Newco, and
     (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.


                                  ARTICLE 10.

                       ASSIGNMENT OF REGISTRATION RIGHTS

     The Holders' rights pursuant to this Agreement may not be assigned or transferred by any Holder without the consent of Newco; provided, however, that any transfer or assignment of the Common Stock or the Convertible Securities permitted pursuant to the Governance Agreement, including any assignment or transfer to an Affiliate of Sprint or any transfer pursuant to any merger or sale of substantially all of the assets of Sprint or such Affiliates shall also cause a permitted transfer or assignment of the rights under this Agreement and, provided, further, that assignment or transfer may be made by (i) Sprint to any of its Affiliates, (ii) any Affiliate of Sprint to any other Affiliate of Sprint, or (iii) pursuant to any merger or sale of substantially all of the assets of Sprint or such Affiliates (or any transaction having such effect) without the consent of Newco. Such an assignment or transfer shall be in accordance with all applicable securities laws.


                                  ARTICLE 11.

                       AMENDMENT OF REGISTRATION RIGHTS

     Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Newco and the Holders of a majority of Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities, each future Holder of such Registrable Securities and Newco.


                                  ARTICLE 12.

                              STAND-OFF AGREEMENT

     Any Holder, if requested by Newco or an underwriter of an underwritten public offering, agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Common Stock held by such Holder (other than Registrable Securities included in the registration) without the prior written consent of Newco or such underwriter(s), as the case may be, during a period of up to five days prior to the pricing of such public offering and 90 days following the effective date of any underwritten registration of Newco's securities effected pursuant to Articles 2 or 3. Such agreement shall be in writing in form satisfactory to Newco and such underwriter, and may be included in the underwriting agreement. Newco may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.


                                  ARTICLE 13.

                      TERMINATION OF REGISTRATION RIGHTS

     If the number of shares of Registrable Securities owned by a Holder represents less than one percent (1%) of the total number of shares of Common Stock then outstanding, then such Holder's registration rights under this Agreement relating to such Registrable Securities shall terminate on the date such Holder is able to dispose of all of its shares of Registrable Securities in any 90-day period pursuant to Rule 144. All registration rights (except for rights previously exercised in connection with an underwritten public offering pursuant to Article 3) of a Holder under this Agreement shall terminate on the date on which all of such Holder's shares of Registrable Securities can be sold pursuant to Rule 144(k).


                                  ARTICLE 14.

                                COMPANY OPTION

     Notwithstanding any provision to the contrary, Newco shall be granted an option to purchase the number of shares of Registrable Securities set forth in a Holder's written request that such Registrable Securities shall be Registered pursuant to Article 2 or Article 3, which must be exercised by delivering written notice of exercise to Sprint within ten business days after receipt of such notice. The exercise price per share under such option shall be the average Closing Price for a period of 20 trading days immediately preceding the date of such written request for Registration. The aggregate purchase price shall be paid to Holders, based on the number of Registrable Shares proposed to be sold as set forth in such notice, and shall be payable in cash by wire transfer of immediately available funds to the accounts specified in wire transfer instructions supplied by a duly authorized officer of a Holder with respect to payments due such Holder.


                                  ARTICLE 15.

                              EXERCISE OF RIGHTS

     Notwithstanding any other provision of this Agreement to the contrary, the Holders may not exercise rights to Register Registrable Securities hereunder until 27 months have elapsed after the Closing Date. Notwithstanding anything herein to the contrary, during such 27 month period, Newco will not be obligated to provide to the Holders notice of a registration as otherwise required under
Article 3.


                                  ARTICLE 16.

                                 MISCELLANEOUS

     Section 16.1   Confidential Information.  No Holder may use any
                    ------------------------
confidential information received by it pursuant to this Agreement in violation of the Exchange Act or reproduce, disclose, or disseminate such information to any other Person (other than its employees or agents having a need to know the contents of such information and its accountants and attorneys), except to the extent reasonably related to the exercise of rights under this Agreement, unless
(i) such information has been made available to the public generally (other than by such recipient in violation of this Section 16.1), or (ii) such recipient is required to disclose such information by a governmental body, regulatory agency or subpoena or by law in connection with a transaction that is not otherwise prohibited hereby and, to the extent possible, Newco is given a reasonable opportunity to obtain injunctive relief or a protective order to maintain the confidentiality of such information.

     Section 16.2   Notices.  Unless otherwise provided herein, any notice,
                    -------
request, waiver, instruction, consent or document or other communication required or permitted to be given by this Agreement shall be effective only if it is in writing and (a) delivered by hand or sent by certified mail, return receipt requested, (b) if sent by a nationally-recognized overnight delivery service with delivery confirmed, or (c) if telexed or telecopied, with receipt confirmed as follows:

          Newco:              Dolphin, Inc.
                              3100 New York Drive
                              Pasadena, California 91107
                              Attn: President and Chief Executive Officer
                              Telecopy No.: (626) 296-2161

          with a copy to:     Hunton & Williams
                              NationsBank Plaza, Suite 4100
                              600 Peachtree Street, N.E.
                              Atlanta, Georgia 30308-2216
                              Attn: Scott M. Hobby, Esq.
                              Telecopy No.: (404) 888-4190

          Sprint:             Sprint Corporation
                              2330 Shawnee Mission Parkway
                              Westwood, Kansas 66205
                              Attn: Chief Financial Officer
                              Telecopy No.: (913) 624-8426

          with a copy to:     Sprint Corporation
                              2330 Shawnee Mission Parkway
                              Westwood, Kansas 66205
                              Attn: Corporate Secretary
                              Telecopy No.: (913) 624-2256
          with an additional  Stinson, Mag & Fizzell, P.C.
          copy to:            1201 Walnut, Suite 2800
                              P.O. Box 419251
                              Kansas City, Missouri 64141-6251
                              Attn: John A. Granda, Esq.
                              Telecopy No.: (816) 691-3495

The Parties shall promptly notify each other of any change in their respective addresses or facsimile numbers or of the Person or office to receive notices, requests or other communications under this Section 16.2. Notice shall be deemed to have been given as of the date when so personally delivered, when physically delivered by the U.S. Postal Service at the proper address, the next day when delivered during business hours to an overnight delivery service properly addressed or when receipt of a telex or telecopy is confirmed, as the case may be, unless the sending Party has actual Knowledge (as defined in the Investment Agreement) that such notice was not received by the intended recipient.

     Section 16.3   Entire Agreement. This Agreement and, upon execution by all
                    ----------------
Parties thereto, the Ancillary Agreements, together with the respective Schedules and Exhibits hereto and thereto, embodies the entire agreement and understanding of the Parties in respect to the matter contemplated hereby and thereby and supersedes and renders null and void all other prior agreements and understandings, written and oral, with respect to the subject matter hereof and thereof, provided that this provision shall not abrogate any other written
         --------
agreement executed simultaneously with this Agreement by one or more of the Parties to the Investment Agreement with respect to the Parties signing such other agreement. No Party shall be liable or bound to any other Party in any manner by any promises, conditions, representations, warranties, covenants, agreements and understandings, except as specifically set forth herein or therein.

     Section 16.4   Waiver.  Except as otherwise permitted in this Agreement,
                    ------
the terms or conditions of this Agreement may not be waived unless set forth in a writing signed by the Party entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof. The rights and remedies of the Parties are cumulative and not alternative. Except as otherwise provided in this Agreement, neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement, or any of the Ancillary Agreements or the documents referred to in this Agreement or therein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     Section 16.5   Successors and Assigns.  Neither this Agreement nor any of
                    ----------------------
the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by any of the Parties without the prior written consent of the other Parties except as set forth in Article 10. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 16.6   Governing Law.  This Agreement shall be governed by the laws
                    -------------
of the State of Delaware, without regard to conflict of laws principles.

     Section 16.7   Severability.  If any term or provision of this Agreement or
                    ------------
the application thereof to either Party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the Parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each Party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     Section 16.8   No Inconsistent Agreements.  Newco will not hereafter enter
                    --------------------------
into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

     Section 16.9   Remedies.  The Parties hereto recognize and agree that
                    --------
immediate irreparable damages for which there is no adequate remedy at law would occur in the event that any provision of this Agreement is not performed in accordance with the specific terms hereof or is otherwise breached. It is accordingly agreed that in the event of a failure by a Party to perform its obligations under this Agreement, the non-breaching Party shall be entitled to specific performance through injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement in any action instituted in any court having subject matter jurisdiction, in addition to any other remedy to which such Party may be entitled, at law or in equity.

     Section 16.10  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts each of which when so executed and delivered shall for all purposes be deemed to be an original but all of which, when taken together, shall constitute one and the same Agreement.

     Section 16.11  No Third-Party Beneficiaries.  Nothing in this Agreement,
                    ----------------------------
express or implied, shall create or confer upon any Person (including but not limited to any employees), other than the Parties or their respective successors and permitted assigns, any legal or equitable rights, remedies, obligations, liabilities or claims under or with respect to this Agreement, except as expressly provided herein.

     Section 16.12  Interpretation.  (a) Each Party is a sophisticated legal
                    --------------
entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement and the Ancillary Agreements. Accordingly, each Party hereby acknowledges that no Party has relied or will rely in respect of this Agreement or any Ancillary Agreements or the transactions contemplated hereby or thereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement or any Ancillary Agreements or the documents and instruments delivered at the Closing.

     (b) No provision of this Agreement shall be interpreted in favor of, or against, either of the Parties by reason of the extent to which either such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     Section 16.13  Exclusive Jurisdiction and Consent to Service of Process.
                    --------------------------------------------------------
The Parties agree that any Action (as defined in the Investment Agreement) arising out of or relating to this Agreement, shall be brought by the Parties and held and determined only in a Delaware state court or a federal court sitting in that State which shall be the exclusive venue of any such Action. Each Party waives any objection which such Party may now or hereafter have to the laying of venue of any such Action, and irrevocably consents and submits to the jurisdiction of any such court (and the appropriate appellate courts) in any such Action. Any and all service of process and any other notice in any such Action shall be effective against such Party when transmitted in accordance with
Section 16.02. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by Law.

     Section 16.14  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT
                    --------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 16.15  Effectiveness of Agreement.  This Agreement shall not become
                    --------------------------
effective until the Closing (as defined in the Investment Agreement) and then only if all of the applicable conditions to the Closing have been satisfied or waived.

     IN WITNESS WHEREOF, the Parties have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.

                                        DOLPHIN, INC.


                                        By: /s/ Charles G. Betty
                                            ------------------------------------
                                              Name: Charles G. Betty
                                              Title: President & CEO


                                        SPRINT CORPORATION


                                        By: /s/ Theodore H. Schell
                                            ------------------------------------
                                              Name: Theodore H. Schell
                                              Title: Vice President - Strategic
                                                     Planning and Corporate
                                                     Development

                                        SPRINT COMMUNICATIONS COMPANY L.P.
                                        By: US Telecom, Inc., General Partner


                                        By: /s/ Don A. Jensen
                                            ------------------------------------
                                              Name: Don A. Jensen
                                              Title: Vice President and
                                                     Secretary



               SIGNATURE PAGE FOR REGISTRATION RIGHTS AGREEMENT